UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On May 31, 2007, Cheniere Subsidiary Holdings, LLC (the “Borrower”), a newly formed wholly-owned subsidiary of Cheniere Energy, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) among Perry Principals Investments LLC, the several lenders from time to time party thereto and The Bank of New York, as administrative agent, pursuant to which the lenders agreed to make $400,000,000 of loans (the “Loans”) to the Borrower. The description of the Credit Agreement set forth below is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Borrowing Capacity

On May 31, 2007, the Borrower borrowed the full amount of Loans contemplated under the Credit Agreement, in an aggregate amount of $400,000,000. The Loans will mature on May 31, 2012. The proceeds of the Loans will be used for general corporate purposes, including a loan to the Company on a general unsecured basis to be used by the Company to repurchase shares of its outstanding common stock, and to pay fees and expenses incurred in connection with the Loans.

Repayment

The Loans will not amortize prior to the maturity date. The Loans may be prepaid voluntarily, in whole or in part, at any time, subject to payment of the following declining prepayment premium (the “Prepayment Premium”) multiplied by the principal amount of the Loans outstanding at the time of repayment: (i) on or before May 31, 2008, three percent (3%); (ii) after May 31, 2008 but on or before May 31, 2009, two percent (2%); (iii) after May 31, 2009 but on or before May 31, 2010, one percent (1%); and (iv) thereafter, no premium. The Credit Agreement also provides for mandatory offers by the Borrower to prepay the Loans (and applicable Prepayment Premium, if any) in an amount equal to (i) the amount of net cash proceeds (as defined) received from any disposition of the Collateral (as defined); (ii) the amount of any non-recurring distributions (as defined) to the Borrower as the holder of any Collateral (net of tax distribution amounts, as defined); and (iii) the amount of any loans or other distributions outside the ordinary course of business to the Borrower or specified affiliates of the Borrower by Cheniere Energy Partners, L.P. (“CQP”), Freeport LNG Development, L.P. or a subsidiary of either. In addition, the Borrower must offer to prepay the Loans at 101% of the principal amount thereof in the event of a change of control (as defined).

Interest Rate

Borrowings under the Credit Agreement generally bear interest at a fixed rate of 9.75% per annum, except during the occurrence and continuance of an event of default (as described below), during which time the rate of interest will be 11.75% per annum. Interest is calculated on the unpaid principal amount of the Loans outstanding and is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year.

Collateral

The Loans are secured, subject to the priority of certain obligations owing to Crest Energy, L.L.C. (“Crest”), by a perfected first-priority pledge of all of (collectively, the “Collateral”) (i) the subordinated units of limited partner interest of CQP held by the Borrower, which will consist of all such units originally issued to Cheniere LNG Holdings, LLC, a wholly-owned subsidiary of the Company (“Cheniere Holdings”); (ii) the equity securities of the Borrower held by Cheniere Holdings; (iii) the limited partner interests in Cheniere FLNG, L.P., a wholly owned subsidiary of the Company (“FLNG LP”) (which owns a 30% limited partner interest in Freeport LNG Development, L.P.), held by the Borrower; and (iv) the general partner interests in FLNG LP held by Cheniere FLNG-GP, LLC, a wholly-owned subsidiary of the Company (“FLNG-GP”).

Covenants and Conditions

The Credit Agreement and/or Guarantee and Pledge Agreement (as described below) contain affirmative and negative covenants that are applicable to the Borrower, the Company, Cheniere Holdings and/or FLNG-GP, as applicable. Such covenants include, but are not limited to (subject to exceptions): maintenance and existence of the Borrower and of certain rights; performance of obligations; delivery of notices of default, litigation and material adverse change; continued perfection of security interests in, and effective negative pledges as to, existing and subsequently acquired Collateral; continued engagement in the Company’s current business and operations; restrictions on dispositions of Collateral; restrictions on liens on the Collateral or the equity interests of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of the Company (“CQP GP”), or FLNG LP’s 30% limited partner interest in Freeport LNG Development, L.P.; restrictions on incurrence of indebtedness; prohibitions on causing an acceleration of obligations under the indenture relating to $2.032 billion of senior notes entered into in November 2006 by Sabine Pass LNG, L.P. (“Sabine Pass LNG”); restrictions on engaging in transactions with affiliates; restrictions on investments; restrictions on distributions; and restrictions on certain actions by FLNG LP.

Events of Default

The Credit Agreement contains customary events of default, which are subject to customary grace periods and materiality standards, including, among others, events of default upon the occurrence of:

•	nonpayment of any amounts payable under the Credit Agreement when due;

•	any representation or warranty made in connection with the Credit Agreement being incorrect in any material respect when made or deemed made;

•	violation of covenants contained in the Credit Agreement or the Guarantee and Pledge Agreement;

•	default allowing acceleration of other indebtedness of the Borrower;

•	acceleration of any indebtedness of the Company, CQP or Sabine Pass LNG in excess of $10,000,000;

•	bankruptcy or insolvency of the Borrower, the Company, Cheniere Holdings, Sabine Pass LNG, CQP or CQP GP;

•	nondischarge of judgments against the Borrower or any of Cheniere Holdings and its subsidiaries in excess of $20,000,000;

•	actual or asserted invalidity of security documents or failure of the lien thereof to remain a first-priority perfected lien (subject to the priority of the obligation to Crest); and

•	failure to make timely payment in respect of certain obligations owing to Crest.

Guarantee and Pledge Agreement

In connection with the Credit Agreement, the Company, Cheniere Holdings, the Borrower and FLNG-GP entered into that certain Guarantee and Pledge Agreement, dated as of May 31, 2007, in favor of The Bank of New York, as administration agent. Pursuant to the Guarantee and Pledge Agreement, for the ratable benefit of the administrative agent and the lenders, (i) each of the Company and Cheniere Holdings has guaranteed the payment and performance by the Borrower of its obligations under the Credit Agreement and the other loan documents when due; and (ii) each of the Borrower, Cheniere Holdings and FLNG-GP granted to the administrative agent a security interest in all of the Collateral as security for the payment and performance by the Borrower of its obligations to Crest and its obligations under the Credit Agreement and the other loan documents when due.

The Guarantee and Pledge Agreement contains certain affirmative and negative covenants, as described above under “Credit Agreement”.

The foregoing description of the Guarantee and Pledge Agreement is not complete and is qualified in its entirety by reference to the Guarantee and Pledge Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of May 31, 2007, among Cheniere Subsidiary Holdings, LLC, Perry Capital, L.L.C., the several lenders from time to time parties thereto, and The Bank of New York, as Administrative Agent (filed herewith).

10.2	Guarantee and Pledge Agreement, dated as of May 31, 2007, by Cheniere Energy, Inc., Cheniere LNG Holdings, LLC, Cheniere FLNG-GP, LLC, and Cheniere Subsidiary Holdings, LLC in favor of The Bank of New York, as Administrative Agent (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 31, 2007	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of May 31, 2007, among Cheniere Subsidiary Holdings, LLC, Perry Capital, L.L.C., the several lenders from time to time parties thereto, and The Bank of New York, as Administrative Agent (filed herewith).

10.2	Guarantee and Pledge Agreement, dated as of May 31, 2007, by Cheniere Energy, Inc., Cheniere LNG Holdings, LLC, Cheniere FLNG-GP, LLC, and Cheniere Subsidiary Holdings, LLC in favor of The Bank of New York, as Administrative Agent (filed herewith).

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